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                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

          Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that the Schedule 13D to which this Joint Filing Agreement is being filed as an exhibit shall be a joint statement filed on behalf of each of the undersigned.


Date:    December 12, 1998

                                 /s/ Paul J. Duggan
                                 Paul J. Duggan, an individual


                                 Jackson Boulevard Capital Management, Ltd.

                                        By: /s/ Paul J. Duggan
                                            Paul J. Duggan, President


                                 Jackson Boulevard Equities, L.P.

                                 By: Jackson Boulevard Capital Management, Ltd.,
                                     General Partner

                                        By: /s/ Paul J. Duggan
                                            Paul J. Duggan, President


                                 Jackson Boulevard Investments, L.P.

                                 By: Jackson Boulevard Capital Management, Ltd.,
                                        General Partner

                                     By: /s/ Paul J. Duggan
                                          Paul J. Duggan, President


                                 /s/ Vincent Cainkar
                                 Vincent Cainkar, an individual

                                 /s/ J. Dennis Huffman
                                 J. Dennis Huffman, an individual